Exhibit 15.1

Drake & Klein CPAs
A PCAOB Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1/A, dated June 26, 2012, of our review report on unaudited interim financial statements, dated May 14, 2012 and June 26, 2012, relative to the restated financial statements of MagneGas Corporation as of March 31, 2012 and for the three months ended March 31, 2012 and 2011.

/s/ Drake & Klein CPAs

Drake & Klein CPAs
f/k/a Randall N Drake CPA PA
Clearwater, Florida
June 27, 2012

PO Box 2493	2451 McMullen Booth Rd.
Dunedin, FL 34697-2493	Suite 210
727-512-2743	Clearwater, FL 33759-1362